Exhibit 99.1

NEW YORK, October 22, 2026 - Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the third quarter of 2026.
Adena Friedman, Chair and CEO said,
“Nasdaq’s third quarter performance
demonstrates the strength and
momentum of our business, with new
milestones achieved across all three
divisions, including record Index net
inflows, record FinTech ARR growth, and
the establishment of Nasdaq Digital
Liquidity Networks within Market
Services.
Markets are evolving towards an AI-
driven, Always-On future that is
increasingly integrated across asset
classes and geographies. Nasdaq is
shaping the next generation of market
infrastructure while expanding our growth
opportunities and enhancing the value we
deliver to our clients and shareholders.”

•Third quarter 2026 net revenue[1] was $1.5 billion, an increase of 13% over the third quarter of 2025, or 14% on an organic[2] basis. Solutions revenue[3] increased 17%, or 18% on an organic basis.
•Annualized Recurring Revenue (ARR)[3,4] of $3.4 billion increased 12%
on a reported basis over the third quarter of 2025, or 14% on an organic basis. Annualized SaaS revenue increased 12%, or 16% on an organic basis, and represented 38% of ARR.

•Financial Technology revenue was $529 million, an increase of 16% on both a reported and organic basis over the third quarter of 2025.
•Index revenue of $286 million grew 39% on both a reported and organic basis over the third quarter of 2025, with $141 billion of net inflows over the trailing twelve months, including $49 billion in the third quarter of
2026.

•GAAP diluted earnings per share in the third quarter of 2026 was $0.96, an increase of 31% over the third quarter of 2025. Non-GAAP[5] diluted earnings per share in the third quarter of 2026 was $1.04, an increase of
18% on a reported basis over the third quarter of 2025, or 19% on an organic basis.

•In the third quarter of 2026, the company returned $173 million to shareholders through dividends and $323 million through repurchases of common stock.

Third Quarter 2026 Highlights
Sarah Youngwood, Executive Vice
President and CFO said, “Nasdaq
delivered excellent third quarter results,
headlined by outstanding Solutions
revenue growth, continued operating
leverage, and strong EPS growth.
Our durable business model and
disciplined execution underpin our capital
allocation strategy that prioritizes funding
investments in long-term growth while
returning more than $1.7 billion to
shareholders year to date through share
repurchases and dividends.”

(US$ millions, except per share)	3Q26	YoY change %	Organic[2] YoY change %	Adjusted[2] YoY change %
Solutions revenue	$1,172	17%	18%	18%
Market Services net revenue	$309	2%	2%	2%
Net revenue	$1,481	13%	14%	14%
GAAP operating income	$732	25%
Non-GAAP operating income	$843	15%	16%	16%
ARR	$3,365	12%	14%	14%
GAAP diluted EPS	$0.96	31%
Non-GAAP diluted EPS	$1.04	18%	19%	19%

FINANCIAL REVIEW
•Third quarter 2026 net revenue was $1.5 billion, reflecting 13% growth on a reported basis versus the prior year period, or 14% growth on an organic basis.
•Solutions revenue was $1.2 billion in the third quarter of 2026, an increase of 17% versus the prior year period, or 18% on an organic basis. Performance in the quarter reflected strong growth across Capital Access Platforms and Financial Technology. Capital Access Platforms
revenue growth was 20% year-over-year on both a reported and organic basis. Financial
Technology revenue growth was 16%, on both a reported and organic basis.
•ARR was $3.4 billion as of the third quarter of 2026, growing 12% year-over-year on a reported basis, or 14% on an organic basis. The difference between total reported and organic
ARR growth results from the impact of divestitures, which were excluded from ARR in the prior year period. Financial Technology ARR growth was 18% on both a reported and organic basis, and Capital Access Platforms ARR growth was 8% on both a reported and organic basis.
•Market Services net revenue was $309 million in the third quarter of 2026, up 2% on both a reported and organic basis versus the prior year period.
•Third quarter 2026 GAAP operating expenses were $749 million, an increase of 3% versus the prior year quarter. Non-GAAP operating expenses were $638 million, up 9% versus the prior year quarter, or 12% on an organic basis. The increases were primarily driven by higher compensation and benefits costs from our strong revenue execution and increased investments in technology to drive long-term growth. On a GAAP basis, the increase was partially offset by lower general and administrative expenses, primarily due to a favorable legal settlement, and lower restructuring charges.
•Cash flow from operations was $521 million in the third quarter, enabling the return of capital through Nasdaq’s efficient capital allocation framework. In the third quarter of 2026, the company returned $173 million to shareholders through dividends and $323 million through repurchases of common stock. As of September 30, 2026, there was $2.2 billion remaining under the board authorized share repurchase program.
2026 EXPENSE AND TAX GUIDANCE UPDATE6
•The company is updating its 2026 non-GAAP operating expense guidance to a range of
$2.550 billion to $2.580 billion. The company is maintaining its 2026 non-GAAP tax rate guidance in the range of 22.5% to 24.5%.

STRATEGIC AND BUSINESS UPDATES
•Financial Technology delivered record 18% organic ARR growth and double-digit revenue growth in each subdivision for the third consecutive quarter. FinTech signed 54 new clients and 135 upsells in the quarter with cloud-based solutions accounting for 85% of
ACV bookings. FinTech performance reflected continued execution on the One Nasdaq strategy with 5 cross-sells signed in the quarter and cross-sells accounting for over 15% of the sales pipeline. Nasdaq achieved a second-place ranking on the Chartis RiskTech100, up from fifth place in the prior year.
◦Financial Crime Management Technology revenue and ARR growth accelerated with momentum across SMBs and enterprise clients. Nasdaq Verafin signed 45 new small-and-medium bank (SMB) clients and 3 enterprise deals in the third quarter, bringing year-to-date enterprise signings to 12, surpassing the 9 enterprise deals signed in all of 2025. Nasdaq Verafin announced the general availability of two new AI workers, the Agentic AML Analyst and the Agentic Fraud Analyst, and now has more than 850 clients using its Agentic AI Workforce.
◦Regulatory Technology achieved the fifth straight quarter of accelerating ARR growth led by strong performance across Surveillance and AxiomSL. The subdivision added 10 new clients, including 2 cross-sells, and 86 upsells in the third quarter, driven by demand for cloud infrastructure, AI, digital assets, and regulatory requirements. Surveillance signed 9 new clients, including 2 cross-sells and strategic wins with Kalshi and Kraken, while also achieving 51 upsells. AxiomSL added 1 new client and 35 upsells in the third quarter, including an expansion with a Global
Systemically Important Bank (G-SIB) for a Basel III implementation.
◦Capital Markets Technology delivered robust organic ARR growth with broad-
based strength across the subdivision. The subdivision signed 2 new clients, including 1 cross-sell, and 48 upsells in the third quarter. Calypso added 2 new clients, including 1 cross-sell, and 23 upsells. Nasdaq partnered with HSBC to co-develop comprehensive exchange-traded derivatives (ETD) clearing capabilities in Calypso, creating a unified platform HSBC has selected for clearing across OTC, ETD, and repos. Nasdaq also launched a new operating environment which enables clients to connect their own AI infrastructure and serve as an access point for Calypso’s agentic capabilities. Market Technology signed 25 upsells in the quarter and continued to shape Always-On markets, signing a deal with Bruce Markets to power the first 24/7 continuous trading in U.S. equities.
•Index set new ETP assets under management (AUM) and net inflow records while executing on its growth pillars of product innovation, international expansion, and institutional adoption. Index had a record $141 billion in net inflows over the trailing twelve months, including $49 billion in the third quarter. End-of-period ETP AUM was $1.160 trillion and average ETP AUM over the third quarter was $1.108 trillion, both new records. Nasdaq launched 32 new Index products in the third quarter, including 10 in the institutional annuity space. Half of the new products launched in the third quarter were outside the U.S.

•Nasdaq extended its listings leadership with 8 of the 10 largest operating company
IPOs in the third quarter. Nasdaq welcomed 15 new operating companies that raised $32 billion in capital7, reflecting a 79% win rate8 of new operating company listings. The quarter’s strong performance contributed to a 74% year-to-date new listings win rate. Year-to-date through the third quarter, new operating company listings raised $144 billion in proceeds, reflecting 89% of total proceeds raised.
•Nasdaq expanded its distribution of private markets data through a partnership with
Juniper Square. The partnership embeds eVestment's private markets data directly into
Juniper Square’s client workflows, strengthening Nasdaq's position as a trusted provider of institutional investment intelligence. eVestment also expanded its coverage of private funds to more than 95,000, a 19% increase from the end of 2025.
•Nasdaq executed several strategic actions to advance the evolution of capital markets.
Nasdaq formed Digital Liquidity Networks (DLN), a new organization within Nasdaq Market
Services focused on advancing the company’s leadership in digital assets and market modernization. Within DLN, Nasdaq completed the acquisition of LeveL Markets, the third-
largest Alternative Trading System (ATS) in the U.S. by trading volume with more than 2,500 buy-side and sell-side clients. The acquisition, which closed early in the fourth quarter, enhances Nasdaq’s ability to serve a wider liquidity pool across off-exchange venues and deliver institutional-grade liquidity and execution solutions to clients.
•Market Services set a new record in third quarter net revenue and continued to lead the evolution of markets including the transition to Always-On markets. Third quarter Market
Services net revenue benefitted from higher industry volumes across U.S. options and
European equities with robust performance in U.S. cash equities, which achieved higher market share and near record capture. The Nasdaq Stock Market remains on track to go live with 23/5 trading on December 6, 2026, expanding global access to U.S.-listed equities.

____________
1 Represents revenue less transaction-based expenses.
2 Organic change is generally calculated by removing the impacts of changes in foreign exchange rates, and acquisitions and divestitures during the one-year period post transaction. Adjusted and organic change for 3Q26 as compared to 3Q25 are equivalent as they include the same period over period adjustments.
3 Solutions revenue constitutes revenue from our Capital Access Platforms and Financial Technology segments as well as certain Other revenues. These Other revenues of $2 million and $4 million in 3Q26 and 3Q25, respectively, relates to the sale of our Nasdaq Fund Secondaries business and the sale of the Nasdaq Metrio platform and related customer contracts, which were both sold in 3Q26. Other revenues in 3Q25 also included $8 million related to the sale of the Solovis business, which was sold in 4Q25. These revenues were previously included in our Capital Access
Platforms Segment. ARR and Annualized SaaS revenues for 3Q25 includes $42 million and $40 million, respectively, related to these businesses.
4 ARR for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and
Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ACV
Bookings for our Financial Technology segment excluding Financial Crime Management Technology refers to the maximum annualized committed contract value at the time of signature, excluding one-time fees and not accounting for initial discounts. For Financial Crime Management Technology, ACV bookings is calculated by averaging the total contract value over the contract term, including fixed increases. ARR and ACV are supplemental metrics to help evaluate the performance of the business. These measures are not a replacement for, and should be viewed independently of, U.S. GAAP revenue and deferred revenue as they are performance metrics, and are not intended to be combined with any of these items. ARR and ACV are not a forecast, and the active contracts at the end of a reporting period used in calculating these measures may or may not be extended or renewed by our customers. There is no U.S. GAAP measure comparable to ARR or ACV. As these metrics do not have any standardized definition they may not be comparable to similarly titled measures presented by other companies and should be viewed independently of revenue and deferred revenue and are not intended to be combined with or to replace either of those items.
5 Refer to our reconciliations of U.S. GAAP to non-GAAP metrics and organic and adjusted impacts, included in the attached schedules.
6 U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.
7 Listings proceeds for the quarter reflect current quarter IPO activity only and YTD proceeds reflect greenshoe shares exercised after the quarter in which the IPO occurred.
8 Listings win rate includes eligible U.S. operating companies, direct listings, and SPAC business combinations.

ABOUT NASDAQ
Nasdaq (Nasdaq: NDAQ) is a leading technology platform that powers the world’s economies. We architect the infrastructure of the world’s most modern markets, power the innovation economy, and build trust in the financial system. We empower economic opportunity by designing and deploying advanced technology, data, and intelligence solutions that enable our clients to capture opportunities, navigate risk, and strengthen resilience. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on X @Nasdaq, or at www.nasdaq.com.
NON-GAAP INFORMATION
In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation tables of U.S.
GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-
period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.
These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.
We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.
Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenue and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-
looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, dividend program, trading volumes, products and services, ability to transition to new business models, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, de-leveraging and capital allocation initiatives,
(iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to,
Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability, government and industry regulation, interest rate risk, and U.S. and global competition. Further information on these and other factors are detailed in Nasdaq’s filings with the
U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-
looking statement, whether as a result of new information, future events or otherwise.
WEBSITE DISCLOSURE
Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact	Investor Relations Contact
David Lurie	Ato Garrett
914.538.0533	212.401.8737
David.Lurie@nasdaq.com	Ato.Garrett@nasdaq.com

Nasdaq, Inc.
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues:
Capital Access Platforms	$641	$534	$1,820	$1,552
Financial Technology	529	457	1,585	1,352
Market Services	1,221	967	3,640	3,208
Other Revenues	2	21	18	63
Total revenues	2,393	1,979	7,063	6,175
Transaction-based expenses:
Transaction rebates	(623)	(658)	(2,059)	(1,882)
Brokerage, clearance and exchange fees	(289)	(6)	(616)	(436)
Revenues less transaction-based expenses	1,481	1,315	4,388	3,857

Operating Expenses:
Compensation and benefits	379	353	1,118	1,033
Professional and contract services	42	38	124	112
Technology and communication infrastructure	93	80	264	236
Occupancy	34	32	103	90
General, administrative and other	2	22	54	51
Marketing and advertising	17	13	61	41
Depreciation and amortization	165	158	496	471
Regulatory	11	12	29	41
Merger and strategic initiatives	6	9	14	53
Restructuring charges	—	12	24	27
Total operating expenses	749	729	2,287	2,155
Operating income	732	586	2,101	1,702
Interest income	10	8	23	32
Interest expense	(86)	(87)	(259)	(279)
Net gain (loss) on divestitures	(4)	(2)	84	37
Other income (loss)	11	—	(4)	—
Net income from unconsolidated investees	38	24	86	73
Income before income taxes	701	529	2,031	1,565
Income tax provision	162	106	466	296
Net income	$539	$423	$1,565	$1,269
Net loss attributable to noncontrolling interests	1	—	1	1
Net income attributable to Nasdaq	$540	$423	$1,566	$1,270

Per share information:
Basic earnings per share	$0.97	$0.74	$2.78	$2.21
Diluted earnings per share	$0.96	$0.73	$2.76	$2.19
Cash dividends declared per common share	$0.31	$0.27	$0.89	$0.78

Weighted-average common shares outstanding
for earnings per share:
Basic	558.9	573.3	563.3	574.1
Diluted	563.3	579.0	567.6	579.3

Nasdaq, Inc.
Revenue Detail
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

CAPITAL ACCESS PLATFORMS
Data and Listing Services	$224	$204	$655	$594
Index	286	206	778	595
Workflow and Insights	131	124	387	363
Total Capital Access Platforms revenues	641	534	1,820	1,552

FINANCIAL TECHNOLOGY
Financial Crime Management Technology	103	84	294	241
Regulatory Technology	123	109	361	315
Capital Markets Technology	303	264	930	796
Total Financial Technology revenues	529	457	1,585	1,352

MARKET SERVICES
Market Services	1,221	967	3,640	3,208
Transaction-based expenses:
Transaction rebates	(623)	(658)	(2,059)	(1,882)
Brokerage, clearance and exchange fees	(289)	(6)	(616)	(436)
Total Market Services revenues, net	309	303	965	890

OTHER REVENUES	2	21	18	63

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,481	$1,315	$4,388	$3,857

Nasdaq, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	September 30,	December 31,
	2026	2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$365	$604
Restricted cash and cash equivalents	28	210
Default funds and margin deposits	2,530	5,842
Short-term investments	151	28
Receivables, net	1,171	943
Other current assets	287	376
Total current assets	4,532	8,003
Property and equipment, net	767	728
Goodwill	14,247	14,371
Intangible assets, net	6,106	6,511
Operating lease assets	481	447
Other non-current assets	1,250	993
Total assets	$27,383	$31,053

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$252	$280
Section 31 fees payable to SEC	90	—
Accrued personnel costs	320	364
Deferred revenue	819	785
Other current liabilities	237	259
Default funds and margin deposits	2,530	5,842
Short-term debt	269	431
Total current liabilities	4,517	7,961
Long-term debt	8,471	8,573
Deferred tax liabilities, net	1,654	1,584
Operating lease liabilities	476	462
Other non-current liabilities	262	241
Total liabilities	15,380	18,821

Commitments and contingencies
Equity
Nasdaq stockholders' equity:
Common stock	6	6
Additional paid-in capital	4,067	5,122
Common stock in treasury, at cost	(784)	(716)
Accumulated other comprehensive loss	(1,944)	(1,773)
Retained earnings	10,654	9,588
Total Nasdaq stockholders' equity	11,999	12,227
Noncontrolling interests	4	5
Total equity	12,003	12,232
Total liabilities and equity	$27,383	$31,053

Nasdaq, Inc.
Reconciliation of U.S. GAAP to Non-GAAP Net Income Attributable to Nasdaq and Diluted Earnings Per Share
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

U.S. GAAP net income attributable to Nasdaq	$540	$423	$1,566	$1,270
Non-GAAP adjustments:
Amortization expense of acquired intangible assets [1]	121	122	364	365
Merger and strategic initiatives expense [2]	6	9	14	53
Restructuring charges [3]	—	12	24	27
Gain from extinguishment of debt [4]	—	—	—	(19)
Legal and regulatory matters [5]	(16)	1	(3)	3
Net (gain) loss on divestitures [6]	4	2	(84)	(37)
Net income from unconsolidated investees [7]	(38)	(24)	(86)	(73)
Other (income) loss [8]	(11)	4	9	6
Total non-GAAP adjustments	66	126	238	325
Non-GAAP adjustment to the income tax provision [9]	(14)	(32)	(58)	(84)
Other tax adjustments [10]	(4)	(6)	(4)	(51)
Total non-GAAP adjustments, net of tax	48	88	176	190
Non-GAAP net income attributable to Nasdaq	$588	$511	$1,742	$1,460

U.S. GAAP diluted earnings per share	$0.96	$0.73	$2.76	$2.19
Total impact from NonGAAP adjustments above	0.08	0.15	0.31	0.33
Non-GAAP diluted earnings per share	$1.04	$0.88	$3.07	$2.52

Weighted-average diluted common shares outstanding for earnings per share:	563.3	579.0	567.6	579.3

Nasdaq, Inc.
Reconciliation of U.S. GAAP to Non-GAAP Operating Income and Operating Margin
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
U.S. GAAP operating income	$732	$586	$2,101	$1,702
Non-GAAP adjustments:
Amortization expense of acquired intangible assets [1]	121	122	364	365
Merger and strategic initiatives expense [2]	6	9	14	53
Restructuring charges [3]	—	12	24	27
Gain from extinguishment of debt [4]	—	—	—	(19)
Legal and regulatory matters [5]	(16)	1	(3)	3
Other loss	—	2	1	4
Total non-GAAP adjustments	111	146	400	433
Non-GAAP operating income	$843	$732	$2,501	$2,135

Revenues less transaction-based expenses	$1,481	$1,315	$4,388	$3,857

U.S. GAAP operating margin [11]	49%	45%	48%	44%

Non-GAAP operating margin [12]	57%	56%	57%	55%

Note: The percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions.

Nasdaq, Inc.
Reconciliation of U.S. GAAP to Non-GAAP Operating Expenses
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

U.S. GAAP operating expenses	$749	$729	$2,287	$2,155
Non-GAAP adjustments:
Amortization expense of acquired intangible assets [1]	(121)	(122)	(364)	(365)
Merger and strategic initiatives expense [2]	(6)	(9)	(14)	(53)
Restructuring charges [3]	—	(12)	(24)	(27)
Gain on extinguishment of debt [4]	—	—	—	19
Legal and regulatory matters [5]	16	(1)	3	(3)
Other loss	—	(2)	(1)	(4)
Total non-GAAP adjustments	(111)	(146)	(400)	(433)
Non-GAAP operating expenses	$638	$583	$1,887	$1,722

Nasdaq, Inc.
Footnotes to Press Release
Financial Tables

1
We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

2
We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years that have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third-party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three and nine months ended September 30, 2026, these costs included amounts associated with various strategic initiative costs. For the three and nine months ended September 30, 2025, these costs primarily included amounts associated with the transfer of open positions in our Nordic power futures business, Adenza integration costs and other strategic initiative costs.

3
In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. We initiated the program upon the acquisition of Adenza and further expanded the program in the fourth quarter of 2024 following the achievement of our initial targets. We have incurred costs principally related to employee-related costs, contract terminations, asset impairments and other related cost. Actions taken as part of this program were completed as of
December 31, 2025, and all costs were incurred as of June 30, 2026.

4
For the nine months ended September 30, 2025, we recorded a gain on the extinguishment of debt.
This gain is recorded in general, administrative and other expense in our Condensed Consolidated
Statements of Income.

5
For the three and nine months ended September 30, 2026, this includes a favorable legal settlement, recorded in general, administrative and other expense in the Condensed Consolidated Statements of
Income. For the three and nine months ended September 30, 2026 and 2025, this also includes accruals relating to certain legal matters, which are recorded in professional and contract services in the Condensed Consolidated Statements of Income.

6
Net loss on divestitures for the three months ended September 30, 2026 relates to the net impact of the sale of the Nasdaq Metrio platform and related customer contracts, and the sale of Nasdaq Fund
Secondaries. Net gain on divestitures for the nine months ended September 30, 2026 and September
30, 2025 primarily relates to the divestiture of our Nordic power futures business, net of costs to sell, partially offset by the net loss described above for the nine months ended September 30, 2026.  For the nine months ended September 30, 2025, this also includes a gain on sale of our Nasdaq Risk
Modelling for Catastrophes business, net of costs to sell.

7
We exclude our share of the earnings and losses of our equity method investments. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

8
For the three and nine months ended September 30, 2026 and 2025, other items primarily include net gains and losses from strategic investments entered into through our corporate venture program. For the nine months ended September 30, 2026, this also includes intangible asset impairments of customer relationships and licenses relating to the wind-down of our Nordic power futures business.
The net effect of these items is included in other income (loss) in our Condensed Consolidated
Statements of Income.

9	For the three and nine months ended September 30, 2026 and 2025, the non-GAAP adjustment to the income tax provision includes the tax impact of each non-GAAP adjustment.
10
For the nine months ended September 30, 2025, other tax adjustments primarily reflect a tax benefit related to payments made to certain former Adenza employees and the release of the prior years'
reserves following a favorable audit settlement.

11	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
12	Non-GAAP operating margin equals non-GAAP operating income divided by revenues less transaction- based expenses.

Nasdaq, Inc.
Reconciliation of Organic Impacts
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Total Variance		FX/Divestitures/ Acquisitions impact		Organic Variance[1]
	2026	2025	$	%	$	%	$	%
Capital Access Platforms
Data and Listing Services	$224	$204	$20	10%	$(1)	—%	$21	10%
Index	286	206	80	39%	—	—%	80	39%
Workflow and Insights	131	124	7	6%	1	—%	6	5%
Total Capital Access Platforms revenues	641	534	107	20%	—	—%	107	20%

Financial Technology
Financial Crime Management Technology	103	84	19	23%	—	—%	19	23%
Regulatory Technology	123	109	14	13%	—	—%	14	13%
Capital Markets Technology	303	264	39	15%	1	—%	38	14%
Total Financial Technology revenues	529	457	72	16%	1	—%	71	16%

Market Services net revenues	309	303	6	2%	—	—%	6	2%

Other revenues	2	21	(19)	(91)%	(19)	(88)%	—	—%

Revenues less transaction- based expenses	$1,481	$1,315	$166	13%	$(18)	(1)%	$184	14%

Solutions revenue [2]	$1,172	$1,003	$169	17%	$(9)	(1)%	$178	18%

Non-GAAP Operating Expenses	$638	$583	$55	9%	$(15)	(3)%	$70	12%

Non-GAAP Operating Income	$843	$732	$111	15%	$(3)	—%	$114	16%

Non-GAAP diluted earnings per share	$1.04	$0.88	$0.16	18%	$—	—%	$0.16	19%

Note: The percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions. The sum of the percentage changes may not tie to the percentage change in total variance due to rounding.

[1] Organic variance is calculated by removing the impacts of changes in foreign exchange rates, acquisitions, and divestitures.

[2] Total Solutions revenues includes Capital Access Platforms and Financial Technology revenues as well as $2 million and
$4 million of Other revenue in the third quarter of 2026 and the third quarter of 2025, respectively, related to the sale of our
Nasdaq Fund Secondaries business and the sale of the Nasdaq Metrio platform and related customer contracts, which were both sold in the third quarter of 2026. The third quarter of 2025 also includes $8 million of Other revenue, related to the sale of the Solovis business, which was sold in the fourth quarter of 2025.

Nasdaq, Inc.
Key Drivers Detail
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Capital Access Platforms
Annualized recurring revenues (in millions) [1]	$1,411	$1,303	$1,411	$1,303
Initial public offerings
The Nasdaq Stock Market	46	76	177	218
Nasdaq operating company IPOs	15	46	56	129
SPACs	31	30	121	89
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	7	2	20	12
Total new listings
The Nasdaq Stock Market	167	205	531	569
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic [2]	8	4	28	19
Number of listed companies
The Nasdaq Stock Market [3]	4,726	4,359	4,726	4,359
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic [4]	1,103	1,133	1,103	1,133
Index
Number of licensed exchange traded products	487	439	487	439
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$1,160	$829	$1,160	$829
Total average ETP AUM tracking Nasdaq indexes (in billions)	$1,108	$777	$1,000	$701
TTM [5] net inflows ETP AUM tracking Nasdaq indexes (in billions)	$141	$91	$141	$91
TTM [5] net appreciation ETP AUM tracking Nasdaq indexes (in billions)	$190	$138	$190	$138

Financial Technology
Annualized recurring revenues (in millions) [1]
Financial Crime Management Technology	$375	$316	$375	$316
Regulatory Technology	443	389	443	389
Capital Markets Technology	1,136	957	1,136	957
Total Financial Technology	$1,954	$1,662	$1,954	$1,662

Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	63.8	55.8	64.3	54.0
Nasdaq PHLX matched market share	10.4%	10.4%	11.4%	9.7%
The Nasdaq Options Market matched market share	3.2%	2.5%	2.8%	3.9%
Nasdaq Texas Options matched market share (formerly Nasdaq BX)	1.2%	1.6%	1.3%	1.7%
Nasdaq ISE Options matched market share	6.6%	7.0%	6.4%	6.8%
Nasdaq GEMX Options matched market share	3.2%	3.5%	3.3%	3.9%
Nasdaq MRX Options matched market share	3.5%	3.5%	3.9%	3.0%
Total matched market share executed on Nasdaq's exchanges	28.1%	28.5%	29.1%	29.0%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts	193,881	184,267	221,178	220,416

	Cash Equity Trading
	Total U.S.-listed securities
	Total industry average daily share volume (in billions)	16.9	17.6	19.0	17.2
	Matched share volume (in billions)	157.5	158.6	525.7	454.4
	The Nasdaq Stock Market matched market share	14.1%	13.7%	14.4%	13.8%
	Nasdaq Texas matched market share (formerly Nasdaq BX)	0.3%	0.3%	0.3%	0.3%
	Nasdaq PSX matched market share	0.1%	0.1%	0.1%	0.1%
	Total matched market share executed on Nasdaq's exchanges	14.5%	14.1%	14.8%	14.2%
	Market share reported to the FINRA/Nasdaq Trade Reporting Facility	47.7%	47.6%	46.5%	47.7%
	Total market share [6]	62.2%	61.7%	61.3%	61.9%
	Nasdaq Nordic and Nasdaq Baltic securities
	Average daily number of equity trades executed on Nasdaq's exchanges	653,117	627,568	730,953	736,829
	Total average daily value of shares traded (in billions)	$5.3	$4.5	$6.0	$5.2
	Total market share executed on Nasdaq's exchanges [7]	75.0%	72.8%	74.6%	71.8%

1
Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

2	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
3	Number of total listings on The Nasdaq Stock Market for the three and nine months ended September 30, 2026 and 2025 included 1,292 and 1,000 ETPs, respectively.
4	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
5	Trailing twelve months.
6
Includes transactions executed on The Nasdaq Stock Market's, Nasdaq Texas's (formerly Nasdaq BX) and Nasdaq
PSX's systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting
Facility.

7
European cash equities markets include cash equities exchanges of Sweden, Denmark, Finland, and Iceland. Minor adjustments to prior periods reflect data from a new consolidated data provider that accurately captures all primary trading venues and Multilateral Trading Facilities.